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                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
[X]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to Section 240.14a-12


                                 ACCESSITY CORP.
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                (Name of Registrant as Specified In Its Charter)



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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.   Title of each class of securities to which transaction applies:

           _____________________________________________________________________

      2.   Aggregate number of securities to which transaction applies:

           _____________________________________________________________________

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

           _____________________________________________________________________

      4.   Proposed maximum aggregate value of transaction:

           _____________________________________________________________________

      5.   Total fee paid:

           _____________________________________________________________________

|_|   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:______________________________________________

      (2)  Form, Schedule or Registration Statement No.: _______________________

      (3)  Filing Party: _______________________________________________________

      (4)  Date Filed:__________________________________________________________

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

PROXIES MAILED FOR ACCESSITY CORP.'S DECEMBER 28 SHAREHOLDER VOTE ON PROPOSED PACIFIC ETHANOL SHARE EXCHANGE


ACCESSITY'S CEO URGES SHAREHOLDERS TO VOTE QUICKLY, PREFERABLY VIA THE INTERNET, SO BALLOTS CAN BE COUNTED BEFORE THE ANNUAL MEETING


CORAL SPRINGS, FL -- (MARKET WIRE) -- 12/23/2004 -- Accessity Corp. (NASDAQ:
ACTY) reported today that it has mailed the proxy statements to its shareholders for the December 28, 2004 Annual Shareholders meeting, at which the Company seeks approval for the share exchange with Pacific Ethanol ("PEI"), Kinergy Marketing, LLC ("Kinergy")and ReEnergy, LLC ("ReEnergy") or (collectively the "Acquired Companies").

"I urge Accessity shareholders to act quickly and vote their shares immediately upon receipt," said Barry Siegel, Accessity's Chairman and Chief Executive Officer. "Time is very short, and for this I apologize. But it took much longer than we expected to complete our voluminous proxy statement. We are eager to complete this share exchange as soon as possible."

All shareholders who hold their shares in their own names are requested to vote quickly and mail in their proxy as soon as they receive it.

Those shareholders, who hold their shares beneficially in their broker's name, can vote their shares via telephone by calling (800) 454-8683 or via the Internet at: www.proxyvote.com. All you need is the Control Number from your proxy materials.

Barry Siegel said: "We need the shareholders cooperation to vote promptly so we can have enough votes for a quorum and the various proposals being voted upon at the Annual Meeting. If we do not have the requisite number of votes, we will be forced to adjourn the meeting for a later date." The 2004 Annual Shareholders Meeting is scheduled for Tuesday, December 28, 2004 at 10 a.m. local time at the Coral Springs Marriott Hotel, Golf Club and Convention Center, 11775 Heron Bay Boulevard, Coral Springs, Florida 33076.

"I urge all shareholders who hold their shares in their broker's name to review the proxy materials, retrieve the Control Number from the proxy and vote their shares via the 800 number provided above or on the web site, www.proxyvote.com, or contact your broker and instruct him to vote your shares," Siegel said. A majority of the 2.2 million Accessity common stock shares outstanding is required to approve the share exchange. If all of the shareholder proposals are approved, Accessity will acquire PEI, Kinergy and ReEnergy in a share exchange leaving the owners of PEI, Kinergy and ReEnergy with majority control of the combined company, which will be reincorporated in Delaware and renamed Pacific Ethanol. The stock symbol will change immediately following the closing of the transaction. PEI, Kinergy and ReEnergy are in the business of marketing corn-based ethanol as a smog-reducing gasoline additive, initially in its home state of California. PEI has plans to participate in various opportunities in the alternative fuel business. Present management of Accessity will no longer be involved with the newly combined company after the transaction closes. However an Accessity director will maintain a director's position for the first year after the closing of the share exchange.

The Acquired Companies plan to execute a strategy aimed at becoming the only vertically integrated producer of ethanol in California, the nation's most populous state and a huge and growing market for ethanol, used as a gasoline additive to replace MTBE, which has proven a persistent groundwater pollutant. Kinergy's revenues are currently running at an annualized run rate of approximately $100 million, up from the near $80 million just a few short months ago. Its profitability continues to rise steadily as well.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995


With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of Accessity Corp. could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, the ability of Accessity Corp. to obtain shareholder approval of the proposed share exchange agreement with the Acquired Companies, the ability of Accessity Corp. or any of the Acquired Companies to close the proposed share exchange transaction, the ability of the Acquired Companies to obtain audited financial statements required under the terms of the share exchange agreement and by the rules and regulations of the Securities and Exchange Commission, the ability of Accessity Corp. to obtain necessary funding to construct either or both of the proposed ethanol production facilities, the ability of the Acquired Companies to raise a minimum of $7 million in private equity under the terms of the proposed share exchange transaction, the ability of Accessity Corp. to successfully generate and sell distillers wet grain in the California Central Valley, the ability of Accessity Corp. to maintain its Nasdaq SmallCap listing upon the consummation of the proposed share exchange agreement, the ability of management to successfully combine the business of the Acquired Companies, the projected future demand for ethanol in the Western United States and the ability of Accessity Corp. to successfully compete in the production and sale of ethanol, changes in governmental regulations and policies, unforeseen technical issues and those factors contained in the "Risk Factors" section of the Accessity Corps' Form 10-KSB for the year ended December 31, 2003. Accessity Corp. undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof.

________________________________________________________________________________
Accessity Contact:
Charles R. Holcomb
(954) 752-6161 ext. 241

Pacific Ethanol Contact:
John Liviakis
(415) 389-4670

Corporate Web Address: www.AccessityCorp.com
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